EXHIBIT 10.15

                          INTERIM MANAGEMENT AGREEMENT


         This Interim Management Agreement ("Agreement") is made and entered into as of the 24th of February, 1997, by and among Shared Technologies Fairchild, Inc., a Delaware corporation (the "Manager"), GE Capital-ResCom, L.P., a Delaware limited partnership (the "Company"), ResCom, Inc., a California corporation, and POTS, Inc., a Delaware corporation (ResCom, Inc. and POTS, Inc. are sometimes referred to herein collectively as the "Partners").

                                    RECITALS:

                  The Company is engaged in the business of installing, operating, maintaining and managing telephone and other communications systems in multi-unit residential buildings (collectively, the "Company's Business"); and

                  The Manager  has  knowledge  and  experience  in managing  and
operating  businesses  engaged  in  providing   telecommunications   systems  in
residential and commercial buildings; and

                  The Company desires that the Manager provide management personnel and services for the Company's Business, and the Manager desires and agrees to provide the necessary personnel and services therefor; and

                  In order to induce the Manager to enter into this Management Agreement, the Partners have agreed to indemnify the Manager as is more specifically set forth herein.

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

1.       APPOINTMENT OF THE MANAGER.

         Subject to the terms and conditions set forth herein, the Company hereby appoints and employs the Manager as the Company's exclusive agent to provide management services set forth in Section 4 hereof in connection with the Company's Business during the term of this Agreement. The Manager accepts the appointment as exclusive agent and agrees to manage the Company's Business during the term of this Agreement, in accordance with the terms and conditions hereinafter set forth.

2.       TERM.

         2.1 The effective date of this Agreement shall be February 24, 1997 (the "Commencement Date"), and this Agreement shall continue in effect until the earlier of (a) termination pursuant to Section 9 hereof, (b) the execution of a management agreement by


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ResCom,  L.L.C.,  a limited  liability  company formed or to be formed under the laws of the State of Delaware ("NewCo") and the Manager for the management of NewCo's business (the "Definitive Management Agreement"), or (c) July 31, 1997.

3.       COMPENSATION OF THE MANAGER.

         3.1 Base Compensation. The Company shall pay to the Manager a monthly fee of one million dollars ($1,000,000.00) (the "Base Compensation") on the first day of each month beginning on April 1, 1997 until termination pursuant to
Section 9 or expiration of this Agreement pursuant to Section 2; provided, however, that the Company shall pay to the Manager on February 24, 1997 an amount equal to $1,166,667.00 in respect of a pro rata portion of Base Compensation for the month of February 1997 and Base Compensation for the month of March 1997. In the event termination (computed to include all cure periods if applicable) occurs prior to the last day of a month, the Manager shall be entitled to retain only that pro rata portion of the Base Compensation for the month in which termination occurs as the number of days of such month prior to and including the date of termination bears to the total number of days of such month. Upon termination, the Manager shall remit to Company the difference (if any) between the amount of Base Compensation paid for such month and the amount to which the Manager is entitled pursuant to this paragraph.

         3.2 Service Fees for Additional Services. In addition to its Base Compensation, the Manager shall also be entitled to receive from the Company as compensation for Additional Services provided pursuant to Section 4.3 hereof the following fees and expenses (collectively, the "Service Fees"):

                  a. an amount equal to $2.50 per month per billing statement generated by the Manager for telecommunications services (regardless of the number of telephone or facsimile lines reflected on any one billing statement) pursuant to a scope of work to be mutually determined by the parties (the "Billing Fee"); plus

                  b. an amount equal to $3.00 per month per telecommunications subscriber line monitored and maintained by the Manager pursuant to a scope of work to be mutually determined by the parties (the "Maintenance Fee") and actual replacement costs of equipment; plus

                  c. an amount equal to $50.00 per hour (or pro rata portion thereof) for changes, additions or modifications of telephone numbers, plus the actual cost of equipment and hardware installed or provided in connection therewith pursuant to a scope of work to be mutually determined by the parties (the "Installation Fee").

provided, however, that to the extent the Company is able to obtain from another provider more favorable pricing (considered on comparable terms and conditions) with respect to the services described in clauses 3.2(a), 3.2(b), and 3.2(c), the Company shall so notify the Manager in writing and shall provide written substantiation of the third-party provider's offer. The Manager shall


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either (1) agree to lower the  Billing  Fee,  the  Maintenance  Fee,  and/or the hourly component of the Installation Fee, as the case may be, payable under this Agreement to the level proposed by the third-party provider; or (2) agree to allow the third-party provider to provide the services described in clauses 3.2(a), 3.2(b), and/or 3.2(c).

4.       MANAGEMENT OF THE COMPANY'S BUSINESS.

         4.1 In General. The Manager shall use reasonable efforts to manage and direct the Company's Business in accordance with good operating practices in the telecommunications industry. The Manager shall use reasonable efforts to achieve the objectives of the Company's Business Plan ("Business Plan"), a copy of which is attached hereto as Exhibit A. Notwithstanding anything to the contrary herein, the Manager hereby agrees (a) to consult with the Company and to obtain the approval of the Planning Committee of the Company with respect to any and all "Major Actions" (as defined in Section 4.4 below); and (b) to use reasonable efforts to manage and direct the Company's Business in accordance with the guidelines and requirements set forth herein and in compliance with all obligations and covenants of the Company.

         4.2 Duties of the Manager. Without limiting the generality of the foregoing, the Manager shall be and is hereby granted the authority and has the obligation, in accordance with the Business Plan, to manage the Company's Business in the ordinary course, specifically and without limitation to:

                  a. Make such recommendations to the Planning Committee as are consistent with the Business Plan with respect to hiring, compensation, supervision, and discharge, on behalf of the Company, of all employees and personnel of the Company necessary for the operation of the Company's Business.

                  b. Prepare and maintain accurate, full and complete books and records for the Company, including without limitation, accounting books and records relating to the Company's Business in accordance with generally accepted accounting principles and the provisions of this Agreement for accounting purposes, and in accordance with federal income tax accounting principles utilizing the accrual method of accounting for tax purposes; and, completion, on a timely basis, of all reports, filings, tax returns and other documents required of the Company by any governmental entity or person having jurisdiction over, or authority concerning the Company's Business, with regard to the operation of the Company's Business.

                  c. From time to time, negotiate leases, licenses, service contracts, franchise and other agreements for all aspects of the Company's Business upon the Company's direction.



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                  d.  Make  recommendations  to  the  Company  with  respect  to procurement, maintenance and compliance with all permits, licenses and other governmental approvals as are necessary to operate the Company's Business.

                  e. Provide on a quarterly basis, or as otherwise required, information or prepare financial statements or reports for any filings with regulatory agencies, such as, but not limited to, the Internal Revenue Service, and information for any filings with lending institutions; and prepare and deliver to the Company as soon as available, and in any event within 90 days after the close of each Fiscal Year during the term of this Agreement, the consolidated and consolidating balance sheets of the Company and its subsidiaries as of the close of the Fiscal Year, and the respective statements of income and retained earnings and changes in financial position (on a consolidated basis) of the Company, and its subsidiaries for the Fiscal Year, in each case setting forth in comparative form the figures for the preceding Fiscal Year.

                  f. Make recommendations to the Planning Committee with respect to the purchase and timing of purchase of inventory, payments of accounts payable, and collection of accounts receivable.

                  g. Generally perform all things necessary for the overall management, direction and supervision of the Company's Business and personnel in accordance with the Business Plan.

         4.3 Additional Services. In addition to the Manager's duties set forth in Sections 4.1 and 4.2 above, the Manager hereby agrees to make available the following additional services for the compensation set forth in Section 3.2: (i) generation and mailing of monthly billing statements for telecommunications services; (ii) monitoring and maintenance of telecommunications lines; and (iii) changes, additions or modifications of telephone numbers (collectively, the "Additional Services"). The Manager shall only provide such Additional Services upon the written request of the President of the Company, which request shall be delivered no later than 30 days prior to the date Manager is to commence providing such Additional Services.

         4.4 Major Actions. "Major Actions" shall mean each of the following:

                  a. any merger or consolidation with, or acquisition of all or substantially all of the assets or capital stock of, another person (or a division or other business unit of another person) or other business combination or any dissolution and winding-up of the Company;

                  b. except as contemplated by the Business Plan, entering into any material transaction or agreement, which obligates or subjects the Company to pay a liability in excess of $50,000;

                  c. except as contemplated by the Business Plan, incurring any indebtedness for trade payables in the ordinary course of business in excess of $50,000 per month (excluding monthly trade payables to local exchange or local inter-exchange carriers and monthly commitments under service contracts to the extent in existence on the date hereof);

                  d. except as contemplated by the Business Plan, entering into, amending, granting any waiver with respect to or terminating any agreement outside of the ordinary course of business to the extent that the agreement provides for (or, pursuant to its terms, could reasonably be expected to result in) the payment or receipt by the Company of more than an aggregate amount of $50,000 during the term thereof;

                  e. except as contemplated by the Business Plan, entering into any agreement or transaction which has a term in excess of six months;

                  f. except as contemplated by the Business Plan, entering into any employment or consulting agreement (or series of related employment or consulting agreements with the same person) with a term of more than six months or which provides for (or, pursuant to its terms, could reasonably be expected to result in) payments (including any payments pursuant to an employment or consulting agreement between the Company and the employee or consultant) to the employee or consultant in excess of $50,000;

                  g. other than this Agreement, and except as specifically contemplated by the Business Plan from time to time, entering into any transaction or agreement (i) with the Manager or any Affiliate of the Manager or (ii) in which the Manager or any Affiliate of the Manager has a substantial financial interest;

                  h. use of trademarks owned or leased to the Company by any of the Partners;

                  i. appointing or changing the Company's independent certified public accountants;

                  j. except as required by GAAP or applicable law, adopting or changing any accounting principle;

                  k.  commencing  or settling  any  litigation,  arbitration  or governmental proceeding which is likely to result in costs or liabilities in excess of $50,000, or is likely to have a material impact on the Company or the Company's Business;

                  l. adopting or modifying or amending in any material respect the Business Plan;

                  m. except as contemplated by the Business Plan, making any loans, investments or advances to, or guaranteeing the obligations of, any person;

                  n. incorporating, forming or otherwise organizing a subsidiary of the Company;

                  o. the sale of any assets of the Company having a fair market value of $50,000 or more;

                  p. changing the location of the principal office of the Company;

                  q. the filing by the Company of a voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement or an admission seeking the relief therein provided under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

                  r. except as contemplated by the Business Plan, permitting any material encumbrances on any assets of the Company; or

                  s. entering into any options, contingent agreements or other arrangements which if exercised or consummated in accordance with their terms would result in an action constituting a "Major Action."

         4.5      Personnel.

                  a. The Manager's Personnel. The Manager shall at all times, assign and maintain sufficient employees and personnel, including, without limitation, executive officers, office personnel, general bookkeeping staff, and other personnel as may be required to provide proper supervision and management of the Company and to otherwise comply with the obligations of the Manager set forth in this Agreement. Exhibit B sets forth the initial list of personnel designated by the Manager pursuant to this Section 4.5(a) and their respective functions, which list may be revised by the Manager at any time in the Manager's reasonable discretion. The Manager shall provide its own personnel for the performance of the Additional Services described in Section 4.3 hereof.

                  b. The Company's Personnel. The Manager shall supervise the work of employees of the Company. All employees of the Company shall remain under the supervision and control of the Manager, and all wages, salaries and other compensation paid thereto, including, without limitation, unemployment insurance, social security, workman's compensation and disability benefits, shall constitute operating expenses of the Company's Business and shall be chargeable to the Company.

5.       CONDUCT OF BUSINESS IN THE COMPANY'S NAME

         5.1 Authority to Act on Behalf of the Company. The Manager shall have the right and power to contract with third parties for, on behalf of, and in the name of the Company or otherwise bind the Company to the extent permitted pursuant to the terms of this Agreement. Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of the Manager.

         5.2 Reimbursement for Liabilities of the Company. All debts and liabilities arising in the course of the operations of the Company's Business are and shall be the obligations of the Company, and the Manager shall not be liable for any of the obligations by reason of its management of the Company's Business for the Company.

6.       COMPLIANCE WITH LAWS AND COMPANY'S INTEGRITY POLICY.

         6.1 The Manager shall comply with and abide by all applicable laws, rules, regulations, requirements, orders, notices, determinations and ordinances of any federal, state or municipal authority having jurisdiction over the Company's Business.

         6.2 Subject to Section 6.1, the Manager shall use best efforts to comply with and abide by the Company's Integrity Policy set forth in Exhibit C hereto (the "Integrity Policy") in the performance of its obligations hereunder.

         6.3 With respect to any material violation of any requirements described in Section 6.1 with respect to which the Company receives a notice of non-compliance, and with respect to any violation of the Integrity Policy of which the Manager receives actual notice, the Manager shall promptly notify the Company in writing, and the Company shall have the right to contest or to require that the Manager contest any of the foregoing. The Manager shall also provide the Company with a written statement detailing the specific steps that will be taken (i) to bring the Company into compliance with the requirement of law or the provision of the Integrity Policy alleged to have been violated and
(ii) to prevent future violations of that requirement or provision; provided, however, that if the Manager is in good faith and with due diligence contesting the alleged violation, the Manager shall not be obligated to provide the written statement described in the foregoing clause, but shall be required only to state in its notice that the Manager is contesting the alleged violation and the Manager's basis therefor.

7.       RIGHT OF INSPECTION

         The Company, the Partners and their respective agents, officers, accountants, attorneys or any other party designated by the Company, shall have the right during reasonable business hours to examine or make extracts from any and all books and records maintained by the Manager or its affiliates in connection with the operation of the Company's Business in order to examine any part of the work performed by the Manager in connection with this Agreement or for any other purpose which the Company, in its sole discretion, shall deem necessary or advisable. All books and records described in the foregoing sentence are acknowledged to be the property of the Company.

8.       REPRESENTATIONS AND WARRANTIES

         8.1 Representations and Warranties of the Partners and the Company. The Partners and the Company jointly and severally represent and warrant to the Manager as follows:

                  (A) Corporate Power. ResCom, Inc. is a corporation duly organized and in good standing under the law of the State of California. POTS, Inc. is a corporation duly organized and in good standing under the law of the State of Delaware. The Company is a limited partnership validly existing and in good standing under the laws of the State of Delaware. Each of the Partners and the Company has the full and unrestricted corporate or partnership (as the case may be) power and corporate or partnership (as the case may be) authority to
execute  and  deliver  this   Agreement  and  to  carry  out  the   transactions
contemplated hereby. Each of the Partners and the Company is qualified and in good standing as a foreign corporation or partnership (as the case may be) in every jurisdiction where the nature of its business or the character of its properties makes qualification necessary. Each of the Partners and the Company has the full and unrestricted corporate or partnership power and corporate or partnership authority to own, operate and lease its properties and to carry on its business.

                  (B) Authorization. All corporate action on the part of the Partners and all partnership action on the part of the Company necessary for the authorization, execution, delivery and performance by the Partners and the Company of this Agreement and the consummation of the transactions contemplated herein, has been taken or will be taken on or before February 24, 1997.

                  (C) Validity; Execution. This Agreement is a valid and binding obligation of each of the Partners and the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. The execution, delivery and performance by each of the Partners and the Company of this Agreement and compliance therewith will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of state or Federal law to which the Partners or the Company is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Partners or the Company is a party or by which it is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Partners or the Company. Neither the Partners nor the Company is subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter, bylaw, contract, commitment, lease, agreement, instrument or other restriction or any kind that would prevent the Partners' or the Company's consummation of this Agreement or any of the transactions contemplated hereby without the consent of any third party, that would require the consent of any third party to the consummation of this Agreement or any of the transactions contemplated hereby, or that would result in any penalty, forfeiture or other termination as a result of their consummation (except, in each case, to the extent that consents and/or waivers have been obtained).

         8.2  The  Manager's   Representations   and  Warranties.   The  Manager
represents and warrants to Company as follows:

                  (A) Corporate Power. The Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full and unrestricted corporate power and corporate authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The Manager is qualified and in good standing as a foreign corporation in every jurisdiction where the nature of its business or the character of its properties makes qualification necessary. The Manager has the full and unrestricted corporate power and corporate authority to own, operate and lease its properties and to carry on its business.

                  (B) Authorization. All corporate action on the part of the Manager necessary for the authorization, execution, delivery and performance by the Manager of this Agreement and the consummation of the transactions contemplated herein has been taken or will be taken prior to February 24, 1997.

                  (C) Validity; Execution. This Agreement is a valid and binding obligation of the Manager, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. The execution, delivery and performance by the Manager of this Agreement and compliance therewith will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of state or Federal law to which the Manager is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Manager is a party or by which it is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Manager. The Manager is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter, bylaw, contract, commitment, lease, agreement, instrument or other restriction or any kind that would prevent the Manager's consummation of this Agreement or any of the transactions contemplated hereby without the consent of any third party, that would require the consent of any third party to the consummation of this Agreement or any of the transactions contemplated hereby, or that would result in any penalty, forfeiture or other termination as a result of their consummation (except, in each case, to the extent that consents and/or waivers have been obtained).

9.       RIGHTS OF TERMINATION

         9.1 Joint Rights of Termination. Either the Company or the Manager may terminate this Agreement without cause upon thirty (30) days prior written notice.

         9.2 The Manager's Rights of Termination. The Manager shall have the right to terminate this Agreement upon the occurrence of any of the following events:

                  a. A material breach by the Partners or the Company (as the case may be) under this Agreement; or

                  b. In the event Base Compensation or the Service Fees are not paid when due.

         9.3 Company's Rights of Termination. The Company shall have the right to terminate this Agreement upon occurrence of any of the following events:

                  (a) willful misconduct or gross negligence by the Manager in the performance of its duties under this Agreement or a material breach by the Manager under this Agreement;

                  (b) the dissolution, liquidation, bankruptcy or insolvency of the Manager (including (i) the filing of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency law, or its filing of an answer consenting to or acquiescing in the subject petition, (ii) the making of any assignment for financing purposes, or (iii) the expiration of 90 days after the filing of an (A) involuntary petition under Title 11 of the United States Code,
(B) an application for the appointment of a receiver for its assets, or (C) an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within the 90-day period); or

                  (c) a sale of the Company or substantially all of the Company's assets.

         9.4      Exercise of the Right of Termination.

         (a) Upon the occurrence of any event listed in Section 9.2, the Manager shall not have the right to terminate this Agreement until it has given written notice to the Company stating that in the Manager's opinion an event described in Section 9.2 has occurred that gives the Manager the right to terminate this Agreement; provided, however, that (i) upon the occurrence of any event listed in Section 9.2(a), the Company shall have fifteen days following delivery of the notice described in the foregoing clause to cure or cause to be cured the breach under this Agreement, or a longer period of reasonable duration if the default or breach is not capable of being cured within fifteen days and the Company is using diligent efforts to cure the default or breach, and (ii) upon the occurrence of any event listed in Section 9.2(b), the Company shall have one day following delivery of the notice described in the foregoing clause to cure or cause to be cured the failure to pay the Base Compensation (in either case, the "Cure Period"). Upon the expiration of the Cure Period, the Manager may terminate this Agreement unless the Company has cured or caused to be cured its default or breach. The Company shall remain liable for amounts, if any, payable to the Manager pursuant to Sections 3, 4 or 5 hereof for accrued but unpaid compensation or unreimbursed expenses to the last day of the calendar month in which termination occurs.

         (b) Upon the occurrence of any event listed in Section 9.3, the Company shall not have the right to terminate this Agreement until it has given written notice to the Manager stating that in the Company's opinion an event listed in
Section 9.3(a) or (b) has occurred that gives the Company the right to terminate this Agreement; provided, however, that with respect to any event described in
Section 9.3(a), the Manager shall have thirty days following delivery of the notice described in the foregoing clause to cure its default, or a longer period of reasonable duration if the default is not capable of being cured within thirty days the Manager is using diligent efforts to cure the default or breach (in either case, the "Cure Period"). The Manager shall have no Cure Period with respect to an the occurrence of an event described in Section 9.3(b). Upon the expiration of the Cure Period, if any, the Company may terminate this Agreement unless the Manager has cured its default or breach.

         (c) The right of termination shall be in addition to other rights and remedies as shall be available at law or in equity.

         9.5 Transition Following Termination. Following any termination of this Agreement, (i) the Manager agrees to deliver to the Company on or before the date the termination will be effective all books and records related to the Company's Business which are in the possession of the Manager; and (ii) the Manager shall use reasonable efforts to cooperate in connection with effecting a business like and efficient transition of the Company's operations and management, including transition to a newly selected manager.

10.      INDEMNIFICATION; LIMITATION OF LIABILITY

         10.1 The Partners and the Company hereby agree jointly and severally to indemnify, protect, defend and hold the Manager harmless from and against any and all liability, damage, cost or expense, including without limitation, court costs and reasonable attorney's fees and expenses (but excluding costs and expenses specifically identified herein as being payable by the Manager) incurred by the Manager in connection with, or as the result of, the performance by the Manager of the Manager's duties and obligations hereunder, other than any liability, damage, cost, or expense resulting from the willful misconduct or gross negligence of the Manager relating to the Company's Business. This Section 10 shall survive any termination or expiration of this Agreement for a period of three years from such termination or expiration.

         10.2 The Manager hereby agrees to indemnify, protect, defend and hold the Company harmless from and against any and all damages in excess of $50,000 to the extent incurred by the Company as a direct result of the Manager's entering into contracts on behalf of the Company that violate the terms of this Agreement.

11.      MISCELLANEOUS

         11.1     Limitation of the Manager's Liability

         Notwithstanding anything to the contrary in this Agreement, the Manager shall have no liability to the Company with respect to any breach of its obligations or covenants or any failure to perform its duties and responsibilities hereunder except to the extent that the Manager's breach of its obligations or failure to perform hereunder is due to the Manager's willful misconduct or gross negligence, except as otherwise provided in Section 10.2.

         11.2 Consents; Waivers. Any and all consents, amendments, agreements, approvals or waivers provided for or permitted by this Agreement shall be in writing. Failure on the part of any party hereto to insist upon strict compliance by any other party, with any of the terms, covenants, or conditions hereto shall not be deemed a waiver of the term, covenant or condition.

         11.3 Successors Bound; Assignment Prohibited. This Agreement shall be binding upon and inure to the benefit of the Company, and their respective successors and assigns, and shall be binding and inure to the benefit of the Manager and its permitted successors and assigns. The Manager may not assign this Agreement except with the prior written consent of the Company.

         11.4 No Partnership or Joint Venture. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between the Company, its successors or assigns, on the one part, and the Manager, its successors or assigns, on the other part.

         11.5 Amendments. This Agreement may not be amended without the written consent of each of the parties hereto.

         11.6 Headings. The Article and Section headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

         11.7 Third Parties. Any provisions herein to the contrary notwithstanding, it is agreed that none of the obligations hereunder of any party shall run to or be enforceable by any party other than another party to this Agreement.

         11.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersede all prior negotiations, commitments, understandings and agreements among the parties hereto, whether formal or informal, in respect of any and all matters contemplated hereby.

         11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without reference to the choice of law principles thereof.

         11.10 Notices. Except for telephonic notices permitted herein, all notices, requests, demands and other communications hereunder ("Notices") shall be in writing and shall be deemed to have been duly given if (i) delivered personally or sent by registered or certified mail, return receipt requested, first class postage prepaid and properly addressed or (ii) made by facsimile delivered or transmitted, to the party to whom the notice is directed, so long as the notifying Party retains a facsimile confirmation sheet from the sending facsimile machine. All Notices sent by mail shall be effective upon being deposited in the United States mail in the manner prescribed above. For purposes of this Agreement, all Notices or other communications given or made hereunder shall be as follows:

         If to the Partners:

                           POTS, Inc.
                           c/o GE Capital Corp.
                           292 Longridge Road
                           Stamford, Connecticut  06927

                           Attn:    Jane Alpert
                           Tel:     (203) 357-4575
                           Fax:     (203) 357-6768

                           ResCom, Inc.
                           c/o GE Capital ResCom, L.P.
                           5757 Century Blvd., Suite 400
                           Los Angeles, California  90045
                           Attn:    Howard Ruby
                           Tel:     (310) 410-7170
                           Fax:     (310) 410-7450

         If to the Company:

                           GE Capital ResCom, L.P.
                           5757 Century Blvd., Suite 400
                           Los Angeles, California  90045
                           Attn:    Robert E. Stenson, Esquire
                           Tel:     (310) 410-7380
                           Fax:     (310) 410-7450


         If to Manager:

                           Shared Technologies Fairchild, Inc.
                           100 Great Meadow Road, Suite 104
                           Wethersfield, CT  06109
                           Attn:      Mr. Anthony D. Autorino
                           Tel:       (860) 258-2403
                           Fax:       (860) 258-2455


                                      -69-


         11.11 Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, any modification or extension hereof, or any breach hereof (including the question whether any particular matter is arbitrable hereunder) shall be settled exclusively by arbitration, in [New York, New York] in accordance with the rules of the CPR Legal Program then in force (the "Rules"). The party requesting arbitration shall serve upon the other party to the controversy, dispute or claim a written demand for arbitration stating the substance of the controversy, dispute or claim and the contention of the party requesting arbitration. The parties hereto agree to abide by all awards and decisions rendered in an arbitration proceeding in accordance with the foregoing, and all such awards and decisions may be filed by the prevailing party with any court having jurisdiction over the person or property of the other party as a basis for judgment and the issuance of execution thereon. All costs and expenses of arbitration or litigation relating to this Agreement shall be paid by the non-prevailing party.

         11.12 Further Instruments. The parties hereto shall execute and deliver all other appropriate supplemental agreements and other instruments, and take any other action necessary to make this Agreement fully and legally effective, binding and enforceable as between the parties. Any expenses incurred in connection therewith shall be borne by each party.

         11.13 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy, and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

         11.14    Confidentiality.


         a. Maintenance of Confidentiality. Each of the parties shall, during the Term of this Agreement and at all times thereafter, maintain in confidence all proprietary information provided by one party to the other party in connection with this Agreement. Each of the parties further agrees that it shall not use the proprietary or confidential information during the Term of this Agreement or at any time thereafter for any purpose other than the performance of its obligations under this Agreement. Each party shall take all reasonable measures necessary to prevent any unauthorized disclosure of the proprietary or confidential information by any of its employees, agents or consultants.


         b. Permitted Disclosures. Nothing herein shall prevent any party, or any employee, agent or consultant of any party from using, disclosing, or authorizing the disclosure of any information it receives in connection with this Agreement which:


                  (i) is disclosed in order to comply with a judicial order issued by a court of competent jurisdiction or with government laws or regulations, in which event, to the extent possible, the receiving party shall give prior written notice to the disclosing party of the disclosure as soon as practicable and the receiving party, at the disclosing party's expense, shall cooperate with the disclosing party in using all reasonable efforts to obtain an appropriate protective or comparable confidentiality order;

                  (ii) is lawfully acquired by the receiving party from a source which the receiving party reasonably believes is not under any obligation to the disclosing party regarding disclosure of the information;

                  (iii) is already known to the receiving party at the time of receipt or disclosure, or subsequently becomes publicly available other than through disclosure by the receiving party in violation of this Agreement or any other obligation of confidentiality,

                  (iv) is approved for release by prior written authorization of the disclosing party; or

                  (v) is independently developed or formulated by the receiving party without making use of any proprietary or confidential information disclosed in connection with this Agreement.


         11.15 Further Covenant. The parties hereto agree that, with respect to their respective obligations hereunder, time is of the essence.


         IN WITNESS WHEREOF, the parties hereto have caused this Interim Management Agreement to be executed by their duly authorized officers.

                                Shared Technologies Fairchild, Inc.



                                By:
                                   ---------------------------------------
                                         Anthony D. Autorino
                                         Chief Executive Officer


                                GE ResCom, L.P.



                                By:
                                   ---------------------------------------
                                         Robert E. Stenson
                                Title:   Vice President, Legal and
                                            Regulatory Affairs


                                ResCom, Inc.



                                By:
                                   ---------------------------------------
                                         Howard Ruby
                                Title:


                                POTS, Inc.



                                By:
                                   ---------------------------------------
                                         Ed Santoro
                                Title: